Exhibit 24(b)(4)(b)(iii)


             Joint Life Guaranteed Minimum Withdrawal Benefit Rider

THIS RIDER IS EFFECTIVE ON THE RIDER DATE SHOWN IN THE ATTACHED GUARANTEED MINIMUM WITHDRAWAL BENEFIT SPECIFICATIONS. ELECTION OF THIS RIDER IS IRREVOCABLE AND IT MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISION BELOW. EXCEPT WHERE THIS RIDER PROVIDES OTHERWISE, IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT TO WHICH IT IS ATTACHED, INCLUDING APPLICABLE QUALIFIED PLAN PROVISIONS ADDED BY ENDORSEMENT.

This Rider provides an annual amount that is guaranteed to be available for withdrawal each Contract Year after the Lifetime Income Date (defined below) and continuing during the life of either Covered Person (defined below). This annual amount is referred to as the Lifetime Income Amount (LIA) and it is determined as described in the "Calculation of Lifetime Income Amount (LIA)" provision using the Lifetime Income Percentage shown in the Specifications and the Benefit Base. The LIA is guaranteed to be available, even if the Contract Value is less than the LIA, provided the terms and conditions of this Rider are satisfied. The Benefit Base is established for the sole purpose of determining the Guaranteed Minimum Withdrawal Benefit and is not used in calculating the Contract Value, surrender value or other guaranteed benefits.

DEFINITIONS

The following definitions are applicable to this Rider only:

BENEFIT BASE                  The amount used for purposes of calculating the
                              Lifetime Income Amount under this Rider. THE
                              BENEFIT BASE CANNOT BE WITHDRAWN IN A LUMP SUM OR
                              PAID AS A DEATH BENEFIT. THE BENEFIT BASE WILL
                              NOT EXCEED THE MAXIMUM BENEFIT BASE SHOWN IN THE
                              GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                              SPECIFICATIONS.

COVERED PERSONS               The persons named in the Guaranteed Minimum
                              Withdrawal Benefit Specifications whose lives are used to determine the duration of the LIA payments. If both named Covered Persons are deceased or are no longer Annuitants of the Contract, the Rider will terminate.

DESIGNATED INVESTMENT OPTION  An Investment Option to and from which a portion of your Contract Value may be transferred as part of our Portfolio Stabilization Process.

EXCESS WITHDRAWAL AMOUNT      The portion of the withdrawal that causes the
                              total Withdrawal Amounts during a Contract Year to exceed the LIA. In addition, the total amount of any withdrawal taken after total Withdrawal
                              Amounts during a Contract Year exceed the LIA is an Excess Withdrawal Amount. EXCESS WITHDRAWALS
                              MAY REDUCE FUTURE BENEFITS BY MORE THAN THE
                              EXCESS WITHDRAWAL AMOUNT.

LIFETIME INCOME AMOUNT (LIA)  The amount that is guaranteed to be available each Contract Year for withdrawal, during the life of either Covered Person, while this Rider is in effect. The LIA reduces to zero upon the death of the last Covered Person or upon a change in Annuitant that removes the last Covered Person from the Contract as an Annuitant.

LIFETIME INCOME DATE          The earliest date on which the initial LIA is
                              calculated. This date is shown in the Guaranteed
                              Minimum Withdrawal Benefit Specifications.

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PORTFOLIO STABILIZATION       A non-discretionary, systematic mathematical
 PROCESS process we use each Business Day to determine the amount, if any, that we will reallocate between your elected Investment Options and the Designated Investment Option.

QUALIFYING DESIGNATED         An Investment Option that will be counted toward
 INVESTMENT OPTION            satisfying the Target Designated Investment
                              Option Allocation of our Portfolio Stabilization
                              Process.

WITHDRAWAL AMOUNT             The amount deducted from your Contract Value when
                              you take a withdrawal as defined in your Contract.

EFFECT OF THIS BENEFIT ON THE CONTRACT

While this Rider is in effect your entire Contract Value must be allocated to the Investment Options we make available with this Rider. By electing to purchase this Rider, you thereby are giving us instructions and authority to make automatic transfers of a portion of your Contract Value to and from the Investment Options you elect and a Designated Investment Option as described in the "Portfolio Stabilization Process" provision of the Investment Options section of this Rider.

You also instruct and authorize us to deem any request to take a partial withdrawal of Contract value while this Rider is in effect as a request to take the Withdrawal Amount on a pro-rata basis from each Investment Option in effect at the time of the withdrawal. All withdrawals under this Rider will reduce your Contract Value on a dollar-for-dollar basis. Withdrawals in any Contract Year that are less than or equal to the Lifetime Income Amount will not be subject to Withdrawal Charges. The Death Benefit provided by the Contract is also reduced by withdrawals under this Rider. Withdrawals will reduce the Death Benefit as described in the Contract or in any applicable Death Benefit rider.

This Rider includes limits on Additional Payments that are in addition to any Payment Limits described in your Contract.

CALCULATION OF BENEFIT BASE

If this Rider is issued on the Contract Date, the initial Benefit Base equals the amount of your initial Payment(s) to the Contract.

If we issue this Rider to you after the Contract Date but prior to the first Contract Anniversary, then we will calculate the Benefit Base as if this Rider had been issued on the Contract Date.

If we issue this Rider to you on or after the first Contract Anniversary then the initial Benefit Base equals the Contract Value on the Rider Date.

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The Benefit Base may increase as a result of Additional Payments, Credits, or
Step-Ups and may decrease as a result of Withdrawals as described below. In no event will the Benefit Base exceed the Maximum Benefit Base, shown in the Guaranteed Minimum Withdrawal Benefit Specifications.

ADDITIONAL PAYMENTS

No Additional Payment will be accepted, without our prior approval, on or after the later of the first Contract Anniversary following the Rider Date or the Contract Anniversary after the oldest Covered Person's age 65 that either:

     (a) exceeds the Additional Payment Limit, shown in the Guaranteed Minimum Withdrawal Benefit Specifications; or

     (b) causes the total of all Additional Payments received since the first Contract Anniversary following the Rider Date to exceed such Additional Payment Limit.

In addition to the above restrictions, no Additional Payments will be accepted after the Maximum Additional Payment Age shown in the Joint Life Guaranteed Minimum Withdrawal Benefit Specifications. These limits on Additional Payments are in addition to any Payment limitations described in your Contract.

Each time an Additional Payment is received prior to the Lifetime Income Date, the Benefit Base will increase by the amount of that Additional Payment. After the Lifetime Income Date, an increase to the Benefit Base due to an Additional Payment is determined as follows:

     (a) If there have been no Additional Payments, Step-Ups or decreases in Benefit Base since the Lifetime Income Date, then all Withdrawal Amounts since the Lifetime Income Date will be deducted from the Additional Payment. Any Additional Payment remaining after that deduction will be applied to the Benefit Base.

     (b) If the Benefit Base has been adjusted due to Additional Payments, Step-Ups or withdrawals, then the current Additional Payment will be reduced by any Withdrawal Amounts less the amount of any Additional Payments that have not adjusted the Benefit Base. The Withdrawal Amounts and Additional Payments that have not adjusted the Benefit Base are determined beginning with the most recent (i) increase in Benefit Base by an Additional Payment, or (ii) Step-Up, or (iii) decrease due to a withdrawal. Any amount of the current Additional Payment remaining after the reduction will be applied to the Benefit Base.

CREDIT

For each Contract Year during the Credit Period that you do not make a withdrawal, we will add a Credit to the Benefit Base. The Credit is equal to the applicable Credit Percentage for that Contract Year, as shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by:

     (a) total Payments applied to the Benefit Base, if this Rider is issued on the Contract Date, or

     (b) the initial Benefit Base, increased by the Payments applied to the Benefit Base (as described in the "Additional Payments" provision in this section) since the Rider Date, if this Rider is added after the Contract Date.

If the Benefit Base was previously Stepped-Up (as described below in the "Step-Up" provision) and/or decreased (as described below in the "Effect of Withdrawals" provisions), then the Credit will equal the applicable Credit Percentage multiplied by the Benefit Base immediately after the latest Step-Up or decrease, increased by any Payments applied to the Benefit Base since such latest Step-Up or decrease. The Credit will not increase after a reduction in the Benefit Base and will not decrease after a Step-Up.

The Credit will be added to the Benefit Base on the immediately-following Contract Anniversary, prior to the calculation of any Step-Up.

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STEP-UP

If the Contract Value on any Step-Up Date is greater than the Benefit Base on that date, the Benefit Base will automatically Step-Up to an amount equal to the Contract Value on that Step-Up Date.

EFFECT OF WITHDRAWALS PRIOR TO THE LIFETIME INCOME DATE

Any withdrawal prior to the Lifetime Income Date will decrease the Benefit Base in the same proportion as the Withdrawal Amount divided by the Contract Value prior to the withdrawal.

EFFECT OF WITHDRAWALS ON OR AFTER THE LIFETIME INCOME DATE

We will not reduce the Benefit Base as the result of a withdrawal on or after the Lifetime Income Date provided total Withdrawal Amounts during the Contract Year are less than or equal to the LIA. If a withdrawal causes the total Withdrawal Amounts during a Contract Year to exceed the LIA or if total Withdrawal Amounts already exceed the LIA, we will reduce the Benefit Base in the same proportion as the Excess Withdrawal Amount divided by the Contract Value prior to deduction of the Excess Withdrawal Amount.

EXAMPLES OF EXCESS WITHDRAWAL

             Before Withdrawal                            After Withdrawal
     --------------------------------             --------------------------------
      Contract     Benefit                          Benefit             Contract
Ex,    Value         Base       LIA    Withdrawal    Base       LIA       Value
#       (a)          (b)        (c)       (d)         (e)       (f)        (g)
---  ----------  -----------  -------  ----------  ---------  -------  -----------
1      [$60,000  $     75,000 $ 3,000  $7,000      $  69,737  $ 2,789   $   53,000
2    $  100,000  $     75,000 $ 3,000  $7,000      $  71,910  $ 2,876   $  93,000]

Assumes the LIA is based on a [5.00]% Lifetime Income Percentage. (Actual percentage will be based on the applicable Lifetime Income Percentage shown in the Rider Specifications).

Benefit Base is reduced on a pro-rata basis for Excess Withdrawals during the Contract Year.

                                   EXAMPLE #1

Benefit Base After Withdrawal (e) is equal to:
(b) minus (b) multiplied by                               (d) minus (c)
                                                          -------------
                                                          (a) minus (c)

    [$75,000 minus $5,263 ($75,000 X .0702 (i.e.$4000/$57,0000)) = $69,737]

LIA After Withdrawal (f) is equal to (e) multiplied by the Lifetime Income Percentage

                            ;$69,737 X .04 = $2,789'

                                   EXAMPLE #2

Benefit Base After Withdrawal (e) is equal to:
(b) minus (b) multiplied by                               (d) minus (c)
                                                          -------------
                                                          (a) minus (c)

    [$75,000 minus $3,090 ($75,000 X .0412 (i.e.$4,000/$97,000)) = $71,910]

LIA After Withdrawal (f) is equal to (e) multiplied by the Lifetime Income Percentage

                            [$71,910 X .04 = $2,876]

All withdrawals reduce the Contract Value on a dollar for dollar basis. Therefore, Contract Value (g) equals:

     Example #1: [ $60,000 minus $7,500 = $53,000]
     Example #2: [ $100,000 minus $10,000 = $93,000]

We will not reduce the Benefit Base as a result of a withdrawal on or after the Lifetime Income Date if all withdrawals during the Contract Year are Life Expectancy Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract Year. (See the "Life Expectancy Distributions" provision.)

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CALCULATION OF LIFETIME INCOME AMOUNT (LIA)

The LIA is available beginning on the Lifetime Income Date. The initial LIA is established on the date of the first withdrawal on or after the Lifetime Income Date and is equal to (a) multiplied by (b) where:

     (a) is the applicable Lifetime Income Percentage listed in the Guaranteed Minimum Withdrawal Benefit Specifications; and

     (b) is the Benefit Base (see "Calculation of Benefit Base" provision above).

The applicable Lifetime Income Percentage is based on the youngest Covered Person's age during the Contract Year of the first withdrawal after the Lifetime Income Date.

Each time the Benefit Base is changed after the LIA is established, the LIA will be re-determined as the Lifetime Income Percentage multiplied by the new Benefit Base.

We do not increase future Lifetime Income Amounts to reflect any portion of the LIA that is not withdrawn in any Contract Year.

LIFE EXPECTANCY DISTRIBUTIONS

For purposes of this Rider, Life Expectancy Distributions are distributions within a calendar year that:

     (a) are part of a series of substantially equal periodic payments over the Owner's Life Expectancy (or, if applicable, the joint Life Expectancy of the Owner and the Owner's spouse); and

     (b)  are paid to the Owner:

               (i) pursuant to Internal Revenue Code ("Code") Section 72(t)(2)(A)(iv) upon the request of the Owner ("Pre-59 1/2 Distributions); or

               (ii) as required or contemplated byCode Section 401(a)(9),
                    Section 403(b)(10), Section 408(a)(6), Section 408(b)(3), or
                    Section 408A(c)(5), as the case may be (Qualified Death Benefit Stretch Distributions" and "Required Minimum Distributions") ; and

     (c) are the Contract's proportional share of all such distributions as determined by the Company and based on the Company's understanding of the Code.

For purposes of this "Life Expectancy Distributions" provision, references to Owner also include the Beneficiary, as applicable.

We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE

When the Rider enters its Settlement Phase, the Contract will continue but all other rights and benefits under the Contract, including death benefits, will terminate and Additional Payments will not be accepted. The Rider Fee will not be deducted during the Rider's Settlement Phase.

The Rider will enter its Settlement Phase if the Contract Value is less than or equal to the greater of:

     (a)  the LIA, , or

     (b) the Settlement Limit listed in the Guaranteed Minimum Withdrawal Benefit Specifications.

You will automatically receive settlement payments during the life of either Covered Person. Settlement payments will be paid monthly unless you elect another frequency and total payments during a Contract Year will equal the LIA. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. If the monthly settlement payment would be less than $20, we may make a lump sum payment of the commuted value of the settlement payments. The commuted value of the settlement payments will be calculated on the same basis as the rates for Annuity Payments guaranteed by your Contract.

If the last Covered Person dies during the Settlement Phase, then this Rider terminates and no additional settlement payments will be paid.

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There is no Settlement Phase if you take any withdrawal before the Lifetime
Income Date and the Contract Value declines to zero during the Contract Year of the withdrawal.

EFFECT OF PAYMENT OF DEATH BENEFIT

If the last covered Person dies while this Rider is in effect, this Rider terminates and no further benefits are paid under the Rider.

RIDER FEE

To compensate us for assuming risks associated with this Rider, we charge an annual Rider Fee. The Rider Fee is deducted on each Contract Anniversary. The Rider Fee is withdrawn from each Investment Option in the same proportion that the value of Investment Accounts of each Investment Option bears to the Contract Value. The amount of the Rider Fee is equal to the Rider Fee Percentage, shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by the "Adjusted Benefit Base." The Adjusted Benefit Base is the Benefit Base that was available on the prior Contract Anniversary adjusted for any Additional Payments applied to the Benefit Base during the Contract Year prior to the current Contract Anniversary.

If a Withdrawal is taken on any date other than the Contract Anniversary and such Withdrawal reduces the Contract Value to zero, we will deduct a pro rata share of the Rider Fee from the amount otherwise payable. In the case of such a total Withdrawal, a pro rata share of the Rider Fee is equal to the Rider Fee Percentage, shown in the Guaranteed Minimum Withdrawal Benefit Specifications, multiplied by the Adjusted Benefit Base, defined above, and then multiplied by the number of days that have elapsed since the previous Contract Anniversary and divided by 365. For purposes of determining the Rider Fee, a total Withdrawal will be deemed to have been taken on the date the Death Benefit is determined and once an Annuity Option has been elected. The Rider Fee will not be deducted during the Rider's Settlement Phase. The Rider Fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

If the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract and the Rider continues, for purposes of this "Rider Fee" provision, the anniversaries of the date the Death Benefit was determined will be considered to be the Contract Anniversaries.

The initial Rider Fee Percentage is shown in the Guaranteed Minimum Withdrawal Benefit Specifications. We reserve the right to change the Rider Fee Percentage upon written notice. We will not change the initial Rider Fee Percentage or any subsequently declared Rider Fee Percentage for the duration of the Rider Fee Guarantee Period shown in the Guaranteed Minimum Withdrawal Benefit Specifications. Any change in the Rider Fee Percentage will be based on our expectations as to future mortality, investment, expense, and persistency experience or regulatory requirements. The Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage shown in the Guaranteed Minimum Withdrawal Benefit Specifications.

INVESTMENT OPTIONS

GENERAL

The Investment Options available as of the Rider Date under Contracts issued with this Rider are shown on the Contract's Specifications Pages.

You may allocate to one or a combination of the Available Investment Options. The percentages you initially allocated to the Investment Options are shown on the Contract's Specifications Page. You may transfer among the Investment Options, then available, on any date, subject to the Portfolio Stabilization Process provision below.

PORTFOLIO STABILIZATION PROCESS

Each Business Day, we will apply the formula described in the attached Guaranteed Minimum Withdrawal Benefit Specifications to determine if a portion of your Contract Value will be transferred to or from the Designated Investment Option. The formula determines a Target Designated Investment Option Allocation. If the portion of your Contract Value allocated to the Designated Investment Option and any Qualifying Designated Investment Options is less than the Target Designated Investment Option Allocation, we will transfer a portion of your

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Contract Value to the Designated Investment Option. The transfer amount will be the amount required to increase the total allocation in the Designated Investment Option and any Qualifying Designated Investment Options to the Target Designated Investment Option Allocation. The transferred amount will be transferred from Investment Options, excluding the Designated Formula Investment Option and Qualifying Investment Option(s), in proportion to the Contract Value allocated to those Investment Options.

If the portion of your Contract Value allocated to the Designated Investment Option and Qualifying Designated Investment Option(s) exceeds the Target Designated Investment Option Allocation and a portion of the Contract Value is allocated to the Designated Investment Option, we will transfer a portion of your Contract Value from the Designated Investment Option. The transfer amount will be the amount required to decrease the total allocation in the Designated Investment Option and Qualifying Investment Option(s) to the Target Designated Investment Option Allocation or the total amount allocated to the Designated Formula Investment Option, if less. This amount will be allocated to the remaining Investment Options in proportion to the Contract Value allocated to those remaining Investment Options.

You may transfer Contract Value to or from the Qualifying Designated Investment Option(s), but may not transfer Contract Value to or from the Designated Investment Option. We may transfer Contract Value to or from the Designated Investment Option through the Portfolio Stabilization Process. We will not transfer amounts to or from the Qualifying Designated Investment Option(s) through the Portfolio Stabilization Process unless we have allocated a portion of your Contract Value to the Designated Investment Option through the Portfolio Stabilization Process and you subsequently transfer the balance of your Contract Value to the Qualifying Designated Investment Option(s). In that case, we will transfer from the Designated Investment Option the portion of your Contract Value allocated to that option. We will reallocate this amount to the Qualifying Designated Investment Option(s) in proportion to the Contract Value allocated to those Investment Options.

We will apply the Portfolio Stabilization Process on a Business Day after all other transactions have been applied to your Contract for that Business Day. As a result, the formula may reallocate amounts that you have transferred to an Investment Option or allocated to an Investment Option through a Payment.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENT OPTIONS

We reserve the right to add or delete Investment Options subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law. We may also change the designation of Investment Options as either a Designated Investment Option or a Qualifying Designated Investment Option. We may establish different Designated Investment Options for different classes of Owners and different annuity contracts that we offer. We may limit certain Investment Options for new Payments or transfers however previous allocations to such Investment Options will not be affected.

ALTERNATE ANNUITY OPTION

The Alternate Annuity Option described in this provision will replace the Annuity Option listed on your Contract's Specifications Pages if this Rider is in effect on your Contract's Maturity Date. We reserve the right to revise the availability of this option to comply with federal Code or Treasury regulations or other applicable laws or regulations.

JOINT LIA WITH CASH REFUND: This option is available if both Covered Persons remain under the Rider and they are the Annuitant and Co-Annuitant at election of this option. If you elect this option, we will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. After the death of the surviving Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.

The annual amount of the annuity payments will equal the greater of

     (a) the Lifetime Income Amount provided by this Guaranteed Minimum Withdrawal Benefit, if any, or

     (b) the annual amount determined by applying the Contract Value to a Cash Refund Joint Life Annuity Option on the guaranteed basis provided under the Contract. The Cash Refund Amount is the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments.

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LIA WITH CASH REFUND: This option is available if only one Covered Person remains under the Rider and the Covered Person is the Annuitant. If you elect this option, we will make payments during the lifetime of the Annuitant. After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option.

The annual amount of the annuity payments will equal the greater of

     (a) the Lifetime Income Amount provided by this Guaranteed Minimum Withdrawal Benefit, if any, or

     (b) the annual amount determined by applying the Contract Value to a Cash Refund Annuity Option on the guaranteed basis provided under the Contract. The Cash Refund Amount is the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments.

REPORTS

We provide you with periodic reports no less than frequently than annually including certain values listed in the General Provisions of your Contract. While this Rider is in effect, these periodic reports will also include the Benefit Base and, for reports on or after the Lifetime Income Date, the available Lifetime Income Amount. Prior to the Lifetime Income Date the periodic report will indicate the date the Lifetime Income Amount will be available with an option to contact the Company for a projection of the Lifetime Income Amount assuming no future Payments or withdrawals.

TERMINATION

This rider will terminate upon the earliest of:

     (a) the date of the first Covered Person's death and the Beneficiary takes the Death Benefit as a lump sum under the terms of the Contract; or

     (b)  the date of the last Covered Person's death; or

     (c)  the date an Annuity Option commences; or

     (d) the date the Contract Value, the Benefit Base and the LIA all equal zero; or

     (e)  the date there is no longer a Covered Person under this Rider; or

     (f)  termination of the Contract.

At termination of this Rider, we will deduct a pro-rata share of the Rider Fee. Thereafter the Rider Fee will no longer apply.

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

[ -s- Emanuel Alves ]
     [Secretary]

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                 Joint Life Guaranteed Minimum Withdrawal Benefit Specifications

COVERED PERSON:                    [John Doe]
                                   [Jane Doe]

RIDER DATE:                        [02/01/2008]

LIFETIME INCOME DATE:              [01/01/2025]

LIFETIME INCOME                    Age of Youngest
PERCENTAGE:                        Covered Person             Percentage
                                   --------------             ----------
                                   [59 1/2 - 64]              [3.75%]
                                   [65 and over]              [4.00%]

CREDIT PERIOD:                     First 10 Contract Years after the Rider Date
                                   or most recent Step- Up but not later than the Contract Anniversary following the Oldest
                                   Covered Person's 95th birthday.

CREDIT PERCENTAGE:                 Age of Youngest
                                   Covered Person             Percentage
                                   --------------             ----------
                                   [64 and under]             [5%]
                                   [65 and over]              [6%]

STEP-UP DATE:                      Frequency       Beginning      Ending
                                   --------------- -------------- -------------
                                   [Every 3 years] [on the [3rd]  [on the [9th]
                                                   Contract       Contract
                                                   Anniversary    Anniversary
                                                   following the  following the
                                                   Rider Date.]   Rider Date.]

                                   [Every year]    [on the [10th] [on the
                                                   Contract       Contract
                                                   Anniversary    Anniversary
                                                   following the  following the
                                                   Rider Date.]   [oldest
                                                                  Owner's or
                                                                  Annuitant's]
                                                                  [95th]
                                                                  birthday.]

MAXIMUM BENEFIT BASE:              [$5,000,000]

ADDITIONAL PAYMENT LIMIT:          [$100,000]

MAXIMUM RIDER FEE PERCENTAGE:      [1.50%]

RIDER FEE PERCENTAGE:              [1.00%]

                                   The Rider Fee Percentage is not guaranteed.
                                   We may change it after the Rider Fee
                                   Guarantee Period as described in the Rider
                                   Fee provision. The Rider Fee Percentage will not exceed the Maximum Rider Fee Percentage.

RIDER FEE GUARANTEE PERIOD         [Two Contract Years]

SETTLEMENT LIMIT                   $1,000

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Portfolio Stabilization Process

DESIGNATED INVESTMENT OPTION       [Bond PS]

QUALIFYING DESIGNATED              [Ultra Short Term Bond]
 INVESTMENT OPTION

MONTHLY ANNIVERSARY                The day in each calendar month that is the
                                   same day of the month as the Contract Date.
                                   If that day is not a Business Day, the
                                   Monthly Anniversary will be the next Business
                                   Day. If the Monthly Anniversary is on the 29th, 30th or 31st, then for any month that does not include those dates, the Monthly
                                   Anniversary will be the first Business Day of the following month.

REFERENCE (RV)                     An amount used as a reference point to
                                   monitor changes in Contract Value for
                                   purposes of this Portfolio Stabilization
                                   Process. The Reference Value is initially set equal to the Contract Value on the Contract
                                   Date. We will reset the Reference Value on each Monthly Anniversary to equal the greater of (a) the current Reference Value or (b) the Contract Value on that day.

                                   Additional Payments prior to the Lifetime
                                   Income Date increase the Reference Value by the amount of the Additional Payment. Additional Payments on or after the Lifetime Income Date increase the Reference Value by the excess, if any, of the Additional Payment over any withdrawal since the later of
                                   (a)  the Lifetime Income Date, or

                                   (b)  the later of:

                                        (i)  the date of an Additional Payment
                                             that increased the Reference Value,
                                             or

                                        (ii) The date of a reduction in the
                                             Reference Value

                                   The Reference Value is not adjusted for
                                   withdrawals that are less than or equal to the LIA. Excess Withdrawals, including all withdrawals prior to the Lifetime Income Date, will reduce the Reference Value in the same proportion as the amount of the withdrawal divided by the Contract Value prior to the withdrawal.

REFERENCE VALUE                    A measure of the change in Contract Value
 BAND (RVB)                        relative to the Reference Value. RVB is equal
                                   to ((a) - (b)) divided by (c) where:

                                   (a)  Is the minimum of the Contract Value or
                                        92.5% of the Reference Value;

                                   (b)  Is the minimum of the Contract Value or
                                        80% of the Reference Value; and

                                   (c)  Is 2.5% of the Reference Value

                                   The value of RVB is truncated to a whole integer and will equal 0, 1, 2, 3, 4 or 5.

The Target Designated Investment Option Allocation formula below will be applied to determine the portion of the Contract Value, if any, that must be allocated to the Designated Investment Option on:

     (a)  any Business Day that RVB is less than RVB(a);

     (b) any Business that is the fifth consecutive Business Day that RVB is greater than RVB(a);

     (c) any Business Day on which there is an Additional Payment or a transfer among investment options; and

     (d)  the Monthly Anniversary if RVB is equal to 0.

On the Contract Date, we will set RVB(a) equal to the value of RVB calculated on that day. Thereafter RVB(a) will be reset to the value of RVB on any day that the Target Designated Investment Option Allocation formula is applied

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BR002Q.11-NY
as described above. If the Target Designated Investment Allocation formula is applied as a result of (b) above, RVB(a) will be set equal to minimum value of RVB over the previous five Business Days.

TARGET DESIGNATED                  The  sum  of (a) plus (b) minus (c) minus (d)
 INVESTMENT ALLOCATION             where:

                                   (a)  Is the minimum of the Contract Value or
                                        80% of RV

                                   (b)  Is RVB multiplied by 2.5% of RV

                                   (c)  Is 20 divided by WAEAF multiplied by
                                        the minimum of the Contract Value or 80% of RV

                                   (d)  Is RVB multiplied by 2.5% of RV
                                        multiplied by F.

WEIGHTED ASSUMED EQUITY            The weighted average of the Assumed Equity
 ALLOCATION FACTOR (WAEAF)         Allocation Factors assigned to each available
                                   Investment Option excluding the Designated
                                   Investment Option and the Qualifying
                                   Designated Investment Option. The weighted average is based on the portion of your Contract Value allocated to each of these Investment Options.

                                                               ASSUMED EQUITY
                                   INVESTMENT OPTION          ALLOCATION FACTOR
                                   -------------------------  -----------------
                                   [Lifestyle Growth PS               70
                                   Lifestyle Balanced PS              50
                                   Lifestyle Moderate PS              40
                                   Lifestyle Conservative PS          20]

                                   The Assumed Equity Allocation Factor for an
                                   Investment Option is assigned at issue of the Rider and will not change while the Rider is in effect. If we make additional Investment Options available after the Rider is issued, the Assumed Equity Allocation Factor, if any, for those additional Investment Options will be assigned when they are first made available and will not change while the Rider is in effect.


FACTOR (F)                         32 x WAEF - 540 + RVB x (WAEF - 20)
                                   -----------------------------------
                                                5 x WAEF

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